EXHIBIT 99.1

Carolina Bank Holdings, Inc. Announces Second Quarter Diluted EPS of $0.25, Up 25.0 Percent

GREENSBORO, N.C., July 13, 2007 (PRIME NEWSWIRE) -- Carolina Bank Holdings, Inc (Nasdaq:CLBH) today reported second quarter 2007 net income of $837,000, an increase of 23.5% over the $678,000 reported for the second quarter of 2006. Diluted earnings per share were $0.25 compared with $0.20 for the prior-year second quarter, an increase of 25.0%. Per share results were restated to reflect the impact of the six-for-five stock split in the second quarter of 2007. These results continue to reflect strong loan and solid deposit growth year-over-year, stable to improving net interest margins, and improving credit quality.

For the first six months of 2007, net income was $1,538,000 compared with $1,281,000 for the comparable 2006 period, an increase of 20.1% percent. Diluted earnings per share increased 18.4% over the 2006 period, from $0.38 to $0.45.

Second quarter 2007 net income reflects the expensing of FDIC insurance premiums of approximately $111,000 representing estimated assessments for the first six months of 2007. Since inception in late 1996, Carolina Bank has only paid FICO assessments to the FDIC, and has not paid any FDIC assessments. Based on recent legislation, all U.S. FDIC insured banks will pay FDIC assessments in addition to FICO assessments for the foreseeable future, with the exception that banks formed before 1996 were provided credits based on FDIC assessments paid prior to 1996. Additionally, the carrying value of an investment in a trust company was written down by $100,000 to $205,000 by an impairment charge against second quarter 2007 earnings. Partially offsetting the aforementioned two negative variances was recognition of $178,000 interest income in the second quarter of 2007 from the collection of $1,372,000 in non-performing loans plus interest.

For the quarter ending June 30, 2007, net interest income increased $631,000, or, 20.5% over the same quarter last year. The increased net interest income resulted primarily from strong loan growth over the past year. Provision for loan losses fell $70,000 to $215,000 during the second quarter of 2007 reflecting improved credit quality from a year ago. Total non-interest expense increased $460,000 to $2,491,000 during the second quarter of 2007 compared to the prior-year second quarter; however, $211,000 of the additional expense resulted from the aforementioned increase in FDIC Insurance premiums and the impairment charge in an investment in a trust company.

Robert T. Braswell, President and CEO of Carolina Bank Holdings, Inc. commented, "We have challenged our team of bankers to respond to the competitive pressures that we face daily in our markets, and, with the effects of operating within the confines of a very narrow net interest margin. Needless to say, they continue to rise to the occasion and tackle those challenges head on. As our economy continues to improve in the markets in which we serve, our history of providing solid quality customer service coupled with a team of experienced bankers allows us to capture more than our share of the market."

Assets at June 30, 2007 totaled $442.0 million compared with the $390.0 million twelve months ago, an increase of $52.0 million, or 13.3%. For the same twelve-month period, net loans increased $68.5 million, or 24.7%, and closed at $345.6 million at June 30, 2007. "Our strength, as always, rested in our commercial lending and this trend continues with another excellent quarter of growth, which clearly validates our success in meeting and, in numerous cases, exceeding the expectations of our customers and prospects." Deposits increased $54.0 million year-over-year, or 16.2% to $ 387.1 million at June 30, 2007.

Asset quality continues to improve. Nonperforming assets were $2.1 million, or 0.48% of assets at June 30, 2007, compared with $3.6 million or 0.92% of assets at June 30, 2006, and, $2.4 million at March 31, 2007. Net loan charge-offs during the second quarter of 2007 were only $2,000 compared to $141,000 for the first quarter of 2007. The allowance for loan losses was 1.21% of total loans and leases at June 30, 2007.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc began banking operations in November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in three counties: Guilford, Alamance and Randolph. The bank has six full-service banking locations, three in Greensboro, one in Asheboro, one in High Point, and one in Burlington, North Carolina. The bank has announced plans to build a new corporate headquarters in downtown Greensboro, with expected occupancy in late 2008. The Company's stock is listed on the NASDAQ Capital Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

 Carolina Bank Holdings, Inc. and Subsidiary
 Consolidated Balance Sheets
 At June 30, 2007 and 2006 and December 31, 2006

                                         (unaudited)
                                          June 30,        December 31,
                                      2007         2006       2006
 --------------------------------------------------------------------
                                       (in thousands)
 ASSETS
 Cash and due from banks           $   4,306    $   4,398  $   4,762
 Short-term investments and
  interest-earning deposits               39        1,298        221
 Federal funds sold                    2,113       12,506       --
                                   ----------------------  ---------
   Total cash and cash equivalents     6,458       18,202      4,983

 Securities available for sale, at
  fair value                          66,429       72,360     71,054
 Securities held-to-maturity, at
  amortized cost                       3,396        3,856      3,637

 Loans                               349,782      280,366    315,732
 Allowance for loan losses            (4,225)      (3,354)    (3,898)
                                   ----------------------  ---------
   Net loans                         345,557      277,012    311,834

 Premises and equipment, net          10,645        8,399     10,078
 Other assets                          9,490       10,149     10,006
                                   ----------------------  ---------

   Total assets                    $ 441,975    $ 389,978  $ 411,592
                                   ======================  =========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 LIABILITIES
 Deposits:

  Noninterest-bearing              $  31,191    $  29,533  $  26,984
  Interest-bearing                   355,917      303,615    333,431
                                   ----------------------  ---------
   Total deposits                    387,108      333,148    360,415

 Short-term borrowings                 3,093        2,703      3,605
 Federal Home Loan Bank advances      11,595       18,265      8,908
 Junior subordinated debentures       10,310       10,310     10,310
 Other liabilities                     2,761        1,757      2,425
                                   ----------------------  ---------
   Total liabilities                 414,867      366,183    385,663

 STOCKHOLDERS' EQUITY
 Common stock and paid-in-capital,
  no par value, 20,000,000 shares
  authorized; issued and
  outstanding - 3,266,896 shares
  at June 30, 2007, 2,721,384 shares
  at June 30, 2006 and 2,722,388
  shares at December 31, 2006          3,267        2,721      2,722
 Additional paid-in capital           15,053       15,588     15,597
 Retained earnings                     9,389        6,321      7,851
 Stock in director rabbi trust          (464)        (390)      (453)
 Directors deferred fees obligation      464          390        453
 Accumulated other comprehensive
  (loss)                                (601)        (835)      (241)
                                   ----------------------  ---------
   Total stockholders' equity         27,108       23,795     25,929
                                   ----------------------  ---------

   Total liabilities and
    stockholders' equity           $ 441,975    $ 389,978  $ 411,592
                                   ======================  =========

 Carolina Bank Holdings, Inc. and Subsidiary
 Consolidated Statements of Operations
 For the three months and six months ended June 30, 2007 and 2006
 (unaudited)
                               For the                   For the
                          Three Months Ended        Six Months Ended
                               June 30,                 June 30,
                        ----------------------  ----------------------
                            2007        2006        2007        2006
 ---------------------- ----------------------  ----------------------
                           (in thousands, except per share data)
 Interest income:
  Loans                 $    7,323  $    5,615  $   14,034  $   10,827
  Securities - taxable         804         781       1,639       1,456
  Securities - non-
   taxable                      19        --            19        --
  Interest from federal
   funds sold                   66         163         125         251
  Other interest income          1           3           7          19
                        ----------  ----------  ----------  ----------
   Total interest income     8,213       6,562      15,824      12,553
 Interest expense:
  Deposits                   4,166       1,482       8,081       5,755
  FHLB advances and
   other                       151       1,570         362         507
  Junior subordinated
   debentures                  191         436         379         353
                        ----------  ----------  ----------  ----------
   Total interest
    expense                  4,508       3,488       8,822       6,615
                        ----------  ----------  ----------  ----------

 Net interest income         3,705       3,074       7,002       5,938
 Provision for loan
  losses                       215         285         470         655
                        ----------  ----------  ----------  ----------

 Net interest income
  after provision for
  loan losses                3,490       2,789       6,532       5,283

 Noninterest income:
  Service charges              181         152         353         311
  Mortgage banking
   income                       59         107         124         170
  Other                        100          93         221         297
                        ----------  ----------  ----------  ----------
   Total noninterest
    income                     340         352         698         778

 Noninterest expense:
  Salaries and benefits      1,264       1,070       2,563       2,142
  Occupancy and
   equipment                   303         259         607         524
  Professional fees            184         190         371         392
  Outside data
   processing                  136         144         300         295
  Advertising and
   promotion                   126         133         242         205
  Stationery, printing
   and supplies                110          95         226         181
  Impairment of non-
   marketable
   securities                  100        --           100        --
  Other                        268         140         364         283
                        ----------  ----------  ----------  ----------
   Total noninterest
    expense                  2,491       2,031       4,773       4,022
                        ----------  ----------  ----------  ----------

 Income before income
  taxes                      1,339       1,110       2,457       2,039

 Income taxes expense          502         432         919         758
                        ----------  ----------  ----------  ----------

 Net income             $      837  $      678  $    1,538  $    1,281
                        ==========  ==========  ==========  ==========

 Basic earnings per
  common share          $     0.26  $     0.21  $     0.47  $     0.39
 Diluted earnings per
  common share          $     0.25  $     0.20  $     0.45  $     0.38

 Average common shares
  outstanding            3,266,866   3,264,701   3,266,866   3,264,648
 Average common shares
  and dilutive
  potential common
  shares outstanding     3,408,938   3,371,893   3,410,626   3,371,841

 Total Shares
  outstanding at end
  of period              3,266,896   3,265,661   3,266,896   3,265,661

 All per share information has been presented or restated to reflect the effect of the six-for-five stock split in 2007.

 Carolina Bank Holdings, Inc.
 Consolidated Financial Highlights
 Second Quarter 2007
 (unaudited)

 ($ in thousands except for share data)

                                      Quarterly
                 ---------------------------------------------------
                   2nd Qtr.  1st Qtr.  4th Qtr.  3rd Qtr.  2nd Qtr
                     2007      2007      2006      2006      2006
                  ---------------------------------------------------

 EARNINGS

  Net interest
   income         $    3,705     3,297     3,101     3,149     3,074
  Provision for
   loan loss      $      215       255       310       231       285
  NonInterest
   income         $      340       358       335       660       352
  NonInterest
   expense        $    2,491     2,282     2,393     1,966     2,031
  Net income      $      837       701       555       974       678
  Basic
   earnings per
   share          $     0.26      0.21      0.17      0.30      0.21
  Diluted
   earnings per
   share          $     0.25      0.21      0.16      0.29      0.20
  Average
   shares
   outstanding     3,266,866 3,266,866 3,266,866 3,266,066 3,264,701
  Average
   diluted
   shares
   outstanding     3,408,938 3,412,313 3,408,367 3,380,233 3,371,893

 PERFORMANCE
  RATIOS

  Return on
   average
   assets *             0.76%     0.66%     0.56%     0.99%     0.71%
  Return on
   average
   common
   equity *            12.39%    10.65%     8.68%    15.95%    11.53%
  Net interest
   margin
   (fully-tax
   equivalent) *        3.53%     3.28%     3.20%     3.36%     3.40%
  Efficiency
   ratio               59.11%    62.44%    62.22%    56.03%    59.28%
  # full-time
   equivalent
   employees -
   period end             77        74        69        62        62

 CAPITAL

  Equity to
   ending assets        6.13%     6.11%     6.30%     6.26%     6.10%
  Tier 1
   leverage
   capital ratio         N.A.      N.A.     8.76%      N.A.      N.A.
  Tier 1 risk-
   based
   capital
   ratio                 N.A.      N.A.     9.97%      N.A.      N.A.
  Total risk-
   based
   capital ratio         N.A.      N.A.    11.45%    11.92%      N.A.
  Book value
   per share      $     8.30      8.20      7.94      7.69      7.29

 ASSET QUALITY

  Net charge-
   offs           $        2       141        18       (21)      513
  Net charge-
   offs to
   average
   loans *              0.00%     0.17%     0.02%   -0.03%      0.74%
  Allowance for
   loan losses    $    4,225     4,012     3,898     3,606     3,354
  Allowance for
   loan losses
   to total
   loans                1.21%     1.21%     1.23%     1.25%     1.20%
  Nonperforming
   loans          $    2,139     2,385     2,388     2,626     3,140
  Restructured
   loans          $        0        45        45       227         0
  Other real
   estate owned   $        0         0         0         0       453
  Nonperforming
   loans to
   total loans          0.61%     0.73%     0.77%     0.99%     1.12%
  Nonperforming
   assets to
   total assets         0.48%     0.55%     0.59%     0.71%     0.92%

 END OF PERIOD
  BALANCES

  Total assets    $  441,975   438,675   411,592   401,224   389,978
  Total earning
   assets         $  421,759   415,904   390,644   378,080   367,246
  Total loans     $  349,782   332,112   315,732   288,557   280,366
  Total deposits  $  387,108   391,936   360,415   348,939   333,148
  Stockholders'
   equity         $   27,108    26,788    25,929    25,134    23,795

 AVERAGE BALANCES

  Total assets    $  437,731   424,839   398,427   393,605   383,008
  Total earning
   assets         $  419,834   401,683   387,233   375,362   361,521
  Total loans     $  345,115   326,161   306,272   288,433   277,142
  Total
   interest-
   bearing
   deposits       $  355,810   340,430   318,398   307,500   296,385
  Stockholders'
   equity         $   27,011    26,324    25,579    24,421    23,526

                                                Year Ended
                                         ------------------------
                                            2006          2005
                                         ----------    ----------

 EARNINGS
  Net interest income                    $   12,189        10,228
  Provision for loan loss                $    1,196         1,306
  NonInterest income                     $    1,773         1,230
  NonInterest expense                    $    8,381         6,946
  Net income                             $    2,811         2,037
  Basic earnings per share               $     0.86          0.62
  Diluted earnings per share             $     0.83          0.61
  Average shares outstanding              3,265,557     3,260,239
  Average diluted shares outstanding      3,383,070     3,355,064

 PERFORMANCE RATIOS
  Return on average assets *                   0.73%         0.63%
  Return on average common equity *           11.63%         9.29%
  Net interest margin (fully-tax
   equivalent) *                               3.30%         3.28%
  Efficiency ratio                            59.48%        60.42%
  # full-time equivalent employees
   - period end                                  69            59

 CAPITAL
  Equity to ending assets                      6.30%         6.24%
  Tier 1 leverage capital ratio                8.76%         8.98%
  Tier 1 risk-based capital ratio              9.97%        10.36%
  Total risk-based capital ratio              11.45%        12.17%
  Book value per share                   $     7.94          6.98

 ASSET QUALITY
  Net charge-offs                        $      508           904
  Net charge-offs to average loans *           0.18%         0.38%
  Allowance for loan losses              $    3,898         3,210
  Allowance for loan losses to total
   loans                                       1.23%         1.22%
  Nonperforming loans                    $    2,388         2,834
  Restructured loans                     $       45         2,474
  Other real estate owned                $        0           111
  Nonperforming loans to total loans           0.77%         2.02%
  Nonperforming assets to total assets         0.59%         1.48%

 END OF PERIOD BALANCES
  Total assets                           $  411,592       365,170
  Total earning assets                   $  390,644       347,356
  Total loans                            $  315,732       262,609
  Total deposits                         $  360,415       306,344
  Stockholders' equity                   $   25,929        22,787

 AVERAGE BALANCES
  Total assets                           $  384,252       325,866
  Total earning assets                   $  369,298       312,244
  Total loans                            $  286,644       239,868
  Total interest-bearing deposits        $  300,897       246,781
  Stockholders' equity                   $   24,165        21,918

 * annualized for all periods presented

 All per share information has been presented or restated to reflect the effect of the six-for-five stock split in the second quarter of 2007.

CONTACT:  Carolina Bank Holdings, Inc.
          Robert T. Braswell, President and CEO
          336-286-8761
          b.braswell@carolinabank.com